SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 25, 2011
-----------------
(Date of Report)

ALANCO TECHNOLOGIES, INC.
-------------------------
(Exact name of Registrant as specified in its charter)

0-9437
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(Commission File No.)

ARIZONA                        86-0220694
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(State or other jurisdiction)    (IRS Employer Identification No.)

15575 N 83RD WAY, SUITE 3, SCOTTSDALE, ARIZONA  85260
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(Address of Principal Executive Office)       (Zip Code)

(480) 607-1010
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 (  ) Written communication pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Item 1.01   Modification of a Material Agreement

On February 23, 2011, Alanco Technologies, Inc. (“Alanco” or the “Company”), Alanco’s wholly-owned subsidiary, StarTrak Systems, LLC ("StarTrak") and ORBCOMM Inc. (“ORBCOMM”) entered into a Definitive Asset Purchase Agreement (the “Agreement”) whereby ORBCOMM will purchase the business and operations of StarTrak Systems, LLC.  The transaction is structured as an asset purchase whereby ORBCOMM will acquire substantially all of StarTrak’s assets and liabilities.  The transaction is considered the sale of substantially all the assets of Alanco and accordingly requires shareholder approval.  The proposal is expected to be voted upon at the annual stockholders meeting scheduled for May 10, 2011.

Total transaction consideration payable at close for substantially all of the assets of StarTrak is equal to an aggregate face amount of approximately $18.2 million in cash, stock and assumption of debt plus up to an additional approximately $1.17 million in payments contingent on StarTrak calendar 2011 revenue milestones.  Consideration consists of the following:

1.	Cash consideration in an amount equal to two million dollars ($2,000,000) less any amount due under the secured loan referred to in 3 below;
2.	ORBCOMM’s acquisition and discharge of the Anderson Trust secured debt in the principal amount of $3,900,000;
3.
Cancellation  and termination of all outstanding obligations of Alanco and StarTrak to ORBCOMM under the Secured Promissory Note (as defined below), including the then outstanding principal amount anticipated to be $300,000 plus interest and fees, if any, due thereunder as of the closing date;

4.	Delivery to Alanco of 500,000 shares of Series E Convertible Preferred Stock of Alanco having a face amount of $2,250,000;
5.	Delivery of approximately 1,212,500 shares of Alanco Class A Common Stock;
6.
Issuance and delivery to Mellon Investor Services LLC, as escrow agent, (“Mellon”) of 249,917 shares of ORBCOMM common stock (“ORBCOMM Stock”) registered in the name of Alanco, which escrowed shares will be available to pay for half of the out of pocket costs incurred as a result of certain litigation currently pending against StarTrak;

7.
The issuance and delivery to Mellon, as escrow agent of 166,611 shares of ORBCOMM Stock registered in the name of Alanco (subject to certain reductions), which escrowed shares will be available to pay for a portion of certain product warranty costs;

8.	The issuance and delivery to Alanco of 1,987,194 shares of ORBCOMM Stock, minus the number of escrowed shares described under 6 above;
9.
The issuance and delivery to Alanco of 183,550 shares of Series A perpetual convertible preferred stock of ORBCOMM with a face value of $10 per share, entitled to a 4% annual paid-in-kind dividend and each such share convertible into 1.666 shares of ORBCOMM Stock; and

10.	Assumption by ORBCOMM of certain specified liabilities, generally consisting of liabilities arising after the closing date and liabilities reflected in the closing working capital calculations.

The parties have also agreed to compensate the other for changes in working capital between November 30, 2010 and the effective date.  If working capital, defined as current assets minus current liabilities minus long-term deferred revenue, increases over the period, ORBCOMM will pay the value of that increase in cash or additional ORBCOMM Stock under number 8 above.  If the defined working capital decreases during the period, ORBCOMM will deduct that amount from ORBCOMM Stock issued under number 8 above.

In addition to the Closing Consideration discussed above, up to an additional gross amount of approximately $1.17 million in contingent payments (the “Earn Out Amount”) is payable to Alanco by ORBCOMM if certain revenue milestones of the StarTrak business are achieved for the 2011 calendar year (the “Earn-Out Period”), ranging from approximately $194,000 for total revenue of $20 million in the Earn-Out Period to approximately $1.17 million from total revenue of $24 million in the Earn-Out Period.

ORBCOMM, Alanco and StarTrak also entered into a Secured Promissory Note pursuant to which ORBCOMM loaned $300,000 to Alanco and StarTrak payable, together with interest at the rate of six percent per annum, on the closing date of the Asset Purchase Agreement, or ten days following the termination thereof.  The loan is secured by a second lien on all of the assets of Alanco and StarTrak.

In conjunction with the execution of Agreement, the Company amended its Line of Credit Agreement with The Anderson Family Trust extending the maturity date through the end of April 2011 and incurring an extension fee of $30,000.

ORBCOMM has also entered into a voting agreement with certain shareholders of Alanco, including Alanco CEO, Robert Kauffman, StarTrak employees, Timothy Slifkin and Thomas Robinson, Alanco’s senior lender, The Anderson Family Trust and others, whereby the shareholders have agreed to vote their shares of Alanco stock to approve the purchase and sale contemplated by the Asset Purchase Agreement and to take certain other actions in furtherance of the transactions contemplated therein.

Representations, Warranties and Covenants

The Asset Purchase Agreement contains customary representations, warranties and covenants.  The representations and warranties generally survive the closing for eighteen (18) months.  At the closing, a portion of the Closing Consideration in the form of ORBCOMM Stock will be delivered into an escrow and will be available to compensate ORBCOMM for 50% of costs incurred as a result of a patent infringement litigation currently pending against StarTrak.

Conditions to Closing

Each party’s obligation to close the transactions contemplated by the Asset Purchase Agreement is subject to customary closing conditions, including obtaining the approval of the shareholders of Alanco to the asset sale transaction, if required under applicable law.  Each party’s obligation to close the transactions contemplated by the other transaction documents described above is also subject to customary closing conditions, including the closing conditions under the Asset Purchase Agreement.

Termination

The Asset Purchase Agreement contains certain termination rights for both ORBCOMM and Alanco, including in the event that the closing conditions of the transactions contemplated by the Asset Purchase Agreement is not consummated by April 30, 2011.

StarTrak
StarTrak Systems, LLC located in Morris Plains, New Jersey, the leading provider of wireless tracking, monitoring and control services to the refrigerated or “Reefer” segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain.  StarTrak has been a leader in providing wireless asset management services since its formation in 1998.  The company’s current solutions are improving the efficiency and operations of refrigerated trailers, trucks, containers and railcars.  StarTrak’s network operations center in northern New Jersey manages wireless equipment deployed world-wide, including North America, Australia, Europe, the Middle East and Africa.

StarTrak is focused on delivering asset management solutions that improve customers’ operations, leading to benefits in efficiency, predictability and quality.  The company provides vertically integrated technical solutions, including project management, engineering development, software, firmware and hardware engineering and applications delivery.  StarTrak accounts for a dominant share of the refrigerated rail, intermodal and container monitoring services utilized in North America, providing information data services to its customers through a monthly subscription plan which generates significant monthly recurring revenues.

Alanco
Alanco Technologies, Inc. provides wireless monitoring and asset management solutions through its StarTrak Systems subsidiary.  StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or “Reefer” segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain.

ORBCOMM

ORBCOMM Inc. (Nasdaq: ORBC) is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, Asset Intelligence a division of I.D. Systems, Inc., Komatsu Ltd., Manitowoc Crane Companies, Inc., and Volvo Construction Equipment among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in four core markets: commercial transportation; heavy equipment; industrial fixed assets; and marine/homeland security.  ORBCOMM is headquartered in Fort Lee, New Jersey and has its network control center in Dulles, Virginia.

Selected Pro Forma Financial Data:
The following is unaudited pro forma condensed consolidated financial information of Alanco and its subsidiaries.  The financial information is designed to show how the sale of assets of StarTrak might have affected our historical financial statements if such asset sale had been contemplated at an earlier time.  The following unaudited pro forma consolidated financial information was prepared based on the historical financial results of Alanco and its subsidiaries.  The following should be read in connection with Alanco’s Consolidated Financial Statements which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

The unaudited pro forma condensed consolidated financial information in presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the asset sale occurred during the referenced period.  Estimated costs of the transaction have not been included in the pro forma Statement of Operations for the twelve month period ending June 30, 2010 or the six months ended December 31, 2010.  A condensed pro forma Balance Sheet as of December 31, 2010, and the condensed pro forma combining Statement of Operations for Alanco for the six months ended December 31, 2010 and the twelve months ended June 30, 2010 are presented below.

Alanco Technologies, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
December 31, 2010
Pro Forma Consolidated Unaudited Financial Information:
The following represent a pro forma condensed consolidated balance sheet as of December 31, 2010, assuming the
Company's StarTrak System, LLC sale was consummated as of that date.

	------------------------------------(Dollars in Thousands)---------------------------
			Pro		Pro Forma
ASSETS	Alanco	StarTrak	Forma		Consolidated
Current Assets:	(Historical)	(Historical)	Adj		Amounts

Cash	$538	$(189)	$2,000	(1)	$1,151
			(670)	(2)
			(228)	(3)
			(300)	(6)
Accounts Receivable, Net	1,984	(1,984)	-		-
Inventory	1,848	(1,848)	-		-
ORBCOMM common stock	-	-	5,464	(1)	5,464
ORBCOMM common stock, held in Escrow	-	-	1,250	(1)	1,250
ORBCOMM Preferred Stock	-	-	1,835	(1)	-
			(1,835)	(4)
Assets Related to Discontinued Operations	39	-	-		39
Other Current Assets	492	(379)	-		113
Total Current Assets	4,901	(4,400)	7,516		8,017

PROPERTY, PLANT AND EQUIPMENT, NET	328	(328)	-		-

OTHER ASSETS
Goodwill	12,575	(12,575)	-		-
Intangible Assets, Net	555	(555)	-		-
Other Assets, Net	32	(32)	-		-
TOTAL ASSETS	$18,391	$(17,890)	$7,516		$8,017

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts Payable & Accrued Expenses	$2,388	$(1,814)	$-		$574
Dividends Payable	52	-	(52)	(5)	-
Notes payable - current portion	4,428	-	(3,900)	(1)	-
			(300)	(6)
			(228)	(3)
Capital Leases	14	(14)	-		-
Customer Advances	177	(177)	-		-
Liabilities related to discontinued operations	1,433	-	-		1,433
Deferred Revenue	325	(325)	-		-
Total Current Liabilities	8,817	(2,330)	(4,480)		2,007
LONG-TERM LIABILITIES

Deferred Revenue, Long-term	330	(330)	-		-
TOTAL LIABILITIES	9,147	(2,660)	(4,480)		2,007

PREFERRED STOCK - SERIES B CONVERTIBLE	1,154	-	-		1,154

SHAREHOLDERS' EQUITY

Series D Convertible Preferred Stock	815	-	(815)	(4)	-
Series E Convertible Preferred Stock	3,165	-	(2,250)	(1)	-
			(915)	(4)
Class A Common Stock	109,336	-	(1,588)	(1)	107,748
Accumulated Deficit	(105,226)	(15,230)	18,287	(1)	(102,892)
			52	(5)
			(670)	(2)
			(105)	(4)
Total Shareholders' Equity	8,090	(15,230)	11,996	(7)	4,856

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$18,391	$(17,890)	$7,516		$8,017

(1)	Pro forma adjustments to reflect the sale of StarTrak Systems, LLC for consideration totaling $18.287 million, including $2 million cash, $6.714 million in ORBCOMM Common Stock, $1.835 million in ORBCOMM Preferred
Stock, the assumption of $3.9 million in Notes Payable, the surrender of $1.588 million in Alanco Common stock valued at $1.31 per share and $2.25 million of Series E Preferred Stock held by ORBCOMM.
(2)	To record estimated costs related to the transaction including investment banking costs, legal and bonus incentives.
(3)	To reflect the payoff of an additional $228,000 in notes payable, eliminating the interest bearing debt.
(4)	The entry reflects the retirement of Alanco's remaining preferred stock with similar value of ORBCOMM preferred stock. The Company believes the transaction will facilitate the retirement of the remaining $815,000 of Series D and
$915,000 of Series E Preferred Stock with a combined stated value of $1,835,000 through an exchange with the equal face value of the ORBCOMM preferred stock received in the transaction.
(5)	To eliminate preferred stock dividends at December 31, 2010 consistent with the retirement of the Series D and Series E Preferred Stock discussed in 4 above.
(6)	To record repayment of final $300,000 balance under the Anderson Family Trust line of credit agreement.
(7)	Pro forma book value per share at 12-31-10 of $1.13 is determined by dividing the pro forma shareholder equity by the net common shares outstanding after adjusting for the 1,212,500 treasury shares to be acquired in the transaction, resulting in a pro forma common shares outstanding at December 31, 2010 of 4,295,100.

Alanco Technologies, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Six Months Ended December 31, 2010

The following represents an unaudited pro forma condensed consolidated statement of operations for the six months ended December 31, 2010, assuming the sale of StarTrak Systems, LLC was consumated on July 1, 2010.

	-----------------------------------(Dollars in Thousands)--------------------------------
			Pro		Pro Forma
	Alanco	StarTrak	Forma		Consolidated
	(Historical)	(Historical)	Adjustments		Amounts
Sales	$7,653	$(7,653)	$-		$-

Cost of Sales	4,967	(4,967)	-		-
Selling, General and Administrative Expense	3,722	(3,136)	-		586
Amortization of Stock Based Compensation	397	(204)	-		193
Depreciation and Amortization	256	(256)	-		-
	9,342	(8,563)	-		779
Operating Loss	(1,689)	(910)	-		(779)
Interest Expense, net	(254)	-	254	(1)	-
Other Income (Expense)	(9)	-	-		(9)
LOSS FROM CONTINUING OPERATIONS	(1,952)	(910)	254		(788)
Loss from Discontinued Operations	(100)	-	-		(100)
NET LOSS	(2,052)	(910)	254		(888)
Preferred Stock Dividend	(160)	-	99	(2)	(61)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,212)	$(910)	$353		$(949)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED
Continuing Operations	$(0.37)				$(0.19)
Discontinued Operation	$(0.02)				$(0.02)
Preferred Stock Dividends	$(0.03)				$(0.02)
Net Loss Per Share Attributiable to Common Shareholders	$(0.42)				$(0.23)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	5,265,800		(1,212,500)	(3)	4,053,300

(1)	To reverse interest expense for the period based upon assumption that all interest bering debt was paid.
(2)	Elimination of dividends for the Series E and Series D preferred shares to be retired with ORBCOMM preferred shares received in the transaction. Balance of dividends related to Series B Preferred Stock.
(3)	To adjust for Alanco Common Shares received from ORBCOMM in transaction.

Alanco Technologies, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Twelve Months Ended June 30, 2010

The following represents an unaudited pro forma condensed consolidated statement of operations for the twelve months ended June 30, 2010, assuming the sale of StarTrak Systems, LLC was consumated on July 1, 2009.

	-----------------------------------(Dollars in Thousands)--------------------------------
			Pro		Pro Forma
	Alanco	StarTrak	Forma		Consolidated
	(Historical)	(Historical)	Adjustments		Amounts
Sales	$14,632	$(14,632)	$-		$-

Cost of Sales	8,664	(8,664)	-		-
Selling, General and Administrative Expense	6,726	(5,780)	-		946
Amortization of Stock Based Compensation	400	(292)	-		108
Depreciation and Amortization	535	(535)	-		-
	16,325	(15,271)	-		1,054
Operating Loss	(1,693)	(639)	-		(1,054)
Interest Expense, net	(862)	-	862	(1)	-
Other Income (Expense)	(4)	-	-		(4)
LOSS FROM CONTINUING OPERATIONS	(2,559)	(639)	862		(1,058)
Loss from Discontinued Operations	(6,569)	-	-		(6,569)
NET LOSS	(9,128)	(639)	862		(7,627)
Preferred Stock Dividend	(385)	-	281	(2)	(104)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(9,513)	$(639)	$1,143		$(7,731)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED
Continuing Operations	$(0.60)				$(0.34)
Discontinued Operation	$(1.53)				$(2.13)
Preferred Stock Dividends	$(0.09)				$(0.03)
Net Loss Per Share Attributiable to Common Shareholders	$(2.22)				$(2.50)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	4,295,100		(1,212,500)	(3)	3,082,600

(1)	To reverse interest expense for the period based upon assumption that all interest bearing debt was paid.
(2)	Elimination of dividends for the Series E and Series D preferred shares to be retired with ORBCOMM preferred shares received in the transaction. Balance of dividends related to Series B Preferred Stock.
(3)	To adjust for Alanco Common Shares received from ORBCOMM in transaction.

Item 9.01 Financial Statements and Exhibits

99.1           Alanco Technologies, Inc. press release dated February 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alanco Technologies, Inc.

By    /s/ John A. Carlson
Name: John A. Carlson
Title:   Director, Executive VP and CFO

Date: February 25, 2011